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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  April 2, 1999

                                 NOVACARE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                         1-10875                     13-3247827
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

1016 West Ninth Avenue
King of Prussia, Pennsylvania                                       19406
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code   (610) 992-7200

                                (Not Applicable)
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

                  On April 2, 1999, the Registrant entered into a Stock Purchase Agreement (the "Agreement") to sell the Registrant's orthotic and prosthetic services business to Hanger Orthopedic Group, Inc. ("Hanger"). Pursuant to the terms of the Agreement, Hanger will pay the Registrant total consideration of approximately $455 million (including approximately $417 million in cash and the assumption of approximately $38 million of seller notes). Subject to the satisfaction of certain conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the transaction is scheduled to close during the Registrant's fourth fiscal quarter.

                  Further details of the transaction are contained in the press release dated April 5, 1999 (see Exhibit 99 hereto), which press release is incorporated herein by reference.

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NOVACARE, INC.

                                               By /s/ Timothy E. Foster
                                                  Name: Timothy E. Foster
                                                  Title: Chief Executive Officer

         Dated: April 7, 1999

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                                Index to Exhibits

Exhibit                                                             Sequential
Number                             Description                     Page Location
 99            Press release dated April 5, 1999.                        5